 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2017 (May 17, 2017)

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K filed by Advance Auto Parts, Inc. (“the Company”) with the U.S. Securities and Exchange Commission on May 23, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s annual meeting of stockholders held on May 17, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of its named executive officers (“say on pay”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)
At the Annual Meeting, stockholders cast over a majority of votes in favor of holding future say on pay votes on an annual basis. The Company’s Board of Directors had recommended a vote for annual frequency of say on pay votes. In light of the stockholder vote, the Board of Directors has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2023 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: August 16, 2017	/s/ Thomas B. Okray
(Signature)*
Thomas B. Okray
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.